SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2015

EMS Find, Inc.

(Exact name of Company as specified in its charter)

Nevada	333-103621	42-1771342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2248 Meridian Blvd Ste H. Minden, Nevada 89423
(Address of principal executive offices)
Phone: (303) 250-0775
(Company’s Telephone Number) LightCollar, Inc. (Former Name or Former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EMS Find, Inc.

Form 8-K

Current Report

Item 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Certificate of Designation of Series A Preferred Stock

On March 10, 2015, the Board of Directors, with the approval of a majority vote of its shareholders approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”).  The Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock, which the Board agreed to issue to the Preferred Shareholders or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on March 12, 2015, include the right to vote in aggregate, on all shareholder matters equal to 1,000 votes per share of Series A Preferred Stock and each Series A Preferred Stock share are not convertible into shares of our common stock.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on March 12, 2015, is attached hereto as Exhibit 3.1 of this Report and is incorporated by reference herein.

Item 5.03 – AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

Effective March 20, 2015, LightCollar, Inc., a Nevada corporation, (the “Company”), with the approval of its board of directors and its majority shareholders by written consent in lieu of a meeting, filed a Certificate of Amendment (the “Certificate of Amendment”) with the Secretary of State of Nevada. As a result of the Certificate of Amendment, the Company has, among other things, (i) changed its name to “EMS Find, Inc.” and (ii) changes its symbol to “EMSF”.  The Name Change became effective with the Over-the-Counter Bulletin Board at the opening of trading on March 20, 2015. Our new CUSIP number is 268 71R 101.

Item 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

The following exhibits are filed with this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation of Series A Preferred Stock, dated March 12, 2015, filed with the Nevada Secretary of State

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTCOLLAR, INC. Date: March 20, 2015 By: /s/ Matveev Anton Matveev Anton President, CEO and Chairman of the Board